EXHIBIT 10(q)


                           Guest Supply, Inc.
                        and certain other Obligors



                          -----------------------
                          NOTE PURCHASE AGREEMENT
                          -----------------------



                       Dated as of December 3, 1997



      $15,000,000 7.06% Series A Senior Notes due November 15, 2009 $5,000,000 6.95% Series B Senior Notes due November 15, 2007 $5,000,000 6.70% Series C Senior Notes due November 15, 2003

                             TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
1.   AUTHORIZATION OF NOTES. . . . . . . . . . . . . . . . . . . . . . .  1

2.   SALE AND PURCHASE OF NOTES. . . . . . . . . . . . . . . . . . . . .  2

3.   CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

4.   CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . .  2
     4.1  Representations and Warranties . . . . . . . . . . . . . . . .  3
     4.2  Performance; No Default. . . . . . . . . . . . . . . . . . . .  3
     4.3  Compliance Certificates. . . . . . . . . . . . . . . . . . . .  3
     4.4  Opinions of Counsel. . . . . . . . . . . . . . . . . . . . . .  3
     4.5  Purchase Permitted By Applicable Law, etc. . . . . . . . . . .  4
     4.6  Sale of Other Notes. . . . . . . . . . . . . . . . . . . . . .  4
     4.7  Payment of Special Counsel Fees. . . . . . . . . . . . . . . .  4
     4.8  Private Placement Number . . . . . . . . . . . . . . . . . . .  4
     4.9  Changes in Corporate Structure . . . . . . . . . . . . . . . .  4
     4.10 New Credit Agreement; Lien Release . . . . . . . . . . . . . .  4
     4.11 Proceedings and Documents. . . . . . . . . . . . . . . . . . .  5

5.   REPRESENTATIONS AND WARRANTIES OF OBLIGORS. . . . . . . . . . . . .  5
     5.1  Organization; Power and Authority. . . . . . . . . . . . . . .  5
     5.2  Authorization, etc.. . . . . . . . . . . . . . . . . . . . . .  5
     5.3  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     5.4  Organization and Ownership of Shares of Subsidiaries . . . . .  6
     5.5  Financial Statements . . . . . . . . . . . . . . . . . . . . .  7
     5.6  Compliance with Laws, Other Instruments, etc.. . . . . . . . .  7
     5.7  Governmental Authorizations, etc.. . . . . . . . . . . . . . .  7
     5.8  Litigation; Observance of Agreements, Statutes and Orders. . .  7
     5.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
     5.10 Title to Property; Leases. . . . . . . . . . . . . . . . . . .  8
     5.11 Licenses, Permits, etc . . . . . . . . . . . . . . . . . . . .  8
     5.12 Compliance with ERISA. . . . . . . . . . . . . . . . . . . . .  9
     5.13 Private Offering by the Obligors . . . . . . . . . . . . . . . 10
     5.14 Use of Proceeds; Margin Regulations. . . . . . . . . . . . . . 10
     5.15 Existing Debt; Future Liens. . . . . . . . . . . . . . . . . . 10
     5.16 Foreign Assets Control Regulations, etc. . . . . . . . . . . . 11
     5.17 Status under Certain Statutes. . . . . . . . . . . . . . . . . 11
     5.18 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 11
     5.19 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

6.   REPRESENTATIONS OF THE PURCHASERS . . . . . . . . . . . . . . . . . 12
     6.1  Purchase for Investment. . . . . . . . . . . . . . . . . . . . 12
     6.2  Source of Funds. . . . . . . . . . . . . . . . . . . . . . . . 12

7.   INFORMATION AS TO OBLIGORS, ETC . . . . . . . . . . . . . . . . . . 13
     7.1  Financial and Business Information . . . . . . . . . . . . . . 13
     7.2  Officer's Certificate. . . . . . . . . . . . . . . . . . . . . 17
     7.3  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . 17

8.   PREPAYMENT OF THE NOTES.. . . . . . . . . . . . . . . . . . . . . . 18
     8.1  Required Prepayments, Payments at Maturity . . . . . . . . . . 18
     8.2  Optional Prepayments with Make-Whole Amount. . . . . . . . . . 19
     8.3  Limited Optional Prepayments of Series A Notes without
          Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . . . 19
     8.4  Allocation of Partial Prepayments. . . . . . . . . . . . . . . 20
     8.5  Change in Control. . . . . . . . . . . . . . . . . . . . . . . 20
     8.6  Maturity; Surrender, etc.. . . . . . . . . . . . . . . . . . . 22
     8.7  Offers to Purchase Notes, etc. . . . . . . . . . . . . . . . . 22
     8.8  Make-Whole Amount. . . . . . . . . . . . . . . . . . . . . . . 23

9.   AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 24
     9.1  Compliance with Law. . . . . . . . . . . . . . . . . . . . . . 24
     9.2  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     9.3  Maintenance of Properties. . . . . . . . . . . . . . . . . . . 24
     9.4  Payment of Taxes and Claims. . . . . . . . . . . . . . . . . . 25
     9.5  Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . 25
     9.6  Additional Obligors. . . . . . . . . . . . . . . . . . . . . . 25

10.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.1 Tangible Net Worth.. . . . . . . . . . . . . . . . . . . . . . 26
     10.2 Obligor Tangible Assets or Cash Flow.. . . . . . . . . . . . . 26
     10.3 Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . 27
     10.4 Leverage Ratio.. . . . . . . . . . . . . . . . . . . . . . . . 27
     10.5 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . 27
     10.6 Restricted Investments.. . . . . . . . . . . . . . . . . . . . 28
     10.7 Restricted Subsidiary Debt.. . . . . . . . . . . . . . . . . . 28
     10.8 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     10.9 Merger, Consolidation, etc.. . . . . . . . . . . . . . . . . . 30
     10.10 Asset Dispositions. . . . . . . . . . . . . . . . . . . . . . 32
     10.11 Disposal of Ownership of a Restricted Subsidiary. . . . . . . 33
     10.12 Transactions with Affiliates. . . . . . . . . . . . . . . . . 33
     10.13 Lines of Business.. . . . . . . . . . . . . . . . . . . . . . 33

11.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . 34

12.  REMEDIES ON DEFAULT, ETC. . . . . . . . . . . . . . . . . . . . . . 36
     12.1 Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 36
     12.2 Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.3 Rescission . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     12.4 No Waivers or Election of Remedies, Expenses, etc. . . . . . . 37

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES . . . . . . . . . . . 38
     13.1 Registration of Notes. . . . . . . . . . . . . . . . . . . . . 38
     13.2 Transfer and Exchange of Notes . . . . . . . . . . . . . . . . 38
     13.3 Replacement of Notes . . . . . . . . . . . . . . . . . . . . . 38

14.  PAYMENTS ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . 39
     14.1 Place of Payment . . . . . . . . . . . . . . . . . . . . . . . 39
     14.2 Home Office Payment. . . . . . . . . . . . . . . . . . . . . . 39

15.  EXPENSES, ETC . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     15.1 Transaction Expenses . . . . . . . . . . . . . . . . . . . . . 40
     15.2 Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. . . . 40

17.  AMENDMENT AND WAIVER. . . . . . . . . . . . . . . . . . . . . . . . 40
     17.1 Requirements . . . . . . . . . . . . . . . . . . . . . . . . . 40
     17.2 Solicitation of Holders of Notes . . . . . . . . . . . . . . . 41
     17.3 Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . . 41
     17.4 Notes held by Obligors, etc. . . . . . . . . . . . . . . . . . 42

18.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42

19.  REPRODUCTION OF DOCUMENTS . . . . . . . . . . . . . . . . . . . . . 42

20.  CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . . . . . 43

21.  SUBSTITUTION OF PURCHASER . . . . . . . . . . . . . . . . . . . . . 44

22.  DESIGNATION OF FOREIGN SUBSIDIARIES . . . . . . . . . . . . . . . . 44

23.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     23.1 Successors and Assigns . . . . . . . . . . . . . . . . . . . . 45
     23.2 Payments Due on Non-Business Days; When Payments Deemed
          Received . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     23.3 Limitation on Liability of Certain Obligors. . . . . . . . . . 45
     23.4 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 46
     23.5 Construction . . . . . . . . . . . . . . . . . . . . . . . . . 46
     23.6 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 46
     23.7 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 46

     SCHEDULE A     --   INFORMATION RELATING TO PURCHASERS

     SCHEDULE B     --   DEFINED TERMS

     SCHEDULE 3     --   PAYMENT INSTRUCTIONS AT CLOSING

     SCHEDULE 4.9   --   CHANGES IN CORPORATE STRUCTURE

     SCHEDULE 5.3   --   DISCLOSURE MATERIALS

     SCHEDULE 5.4   --   SUBSIDIARIES, CERTAIN AGREEMENTS

     SCHEDULE 5.5   --   FINANCIAL STATEMENTS

     SCHEDULE 5.8   --   CERTAIN LITIGATION

     SCHEDULE 5.11  --   LICENSES, PERMITS, ETC.

     SCHEDULE 5.12  --   CERTAIN ERISA MATTERS

     SCHEDULE 5.14  --   USE OF PROCEEDS

     SCHEDULE 5.15  --   EXISTING DEBT AND LIENS

     SCHEDULE 8.1   --   SCHEDULED PRINCIPAL PAYMENTS ON THE NOTES

     SCHEDULE 10.6  --   CERTAIN EXISTING INVESTMENTS

     SCHEDULE 18    --   OBLIGOR ADDRESSES FOR NOTICES

     EXHIBIT 1A     --   FORM OF SERIES A NOTE

     EXHIBIT 1B     --   FORM OF SERIES B NOTE

     EXHIBIT 1C     --   FORM OF SERIES C NOTE

     EXHIBIT 4.4(a) --   FORM OF OPINION OF COUNSEL FOR THE OBLIGORS

     EXHIBIT 4.4(b) --   FORM OF OPINION OF NEW JERSEY COUNSEL FOR
                         THE OBLIGORS

     EXHIBIT 4.4(c) --   FORM OF OPINION OF SPECIAL COUNSEL FOR THE
                         PURCHASERS

     EXHIBIT 9.6(a) --   FORM OF INSTRUMENT OF JOINDER

     EXHIBIT 9.6(b) --   FORM OF ALLONGE

                               Guest Supply, Inc.
                           and certain other Obligors

         $15,000,000 7.06% Series A Senior Notes due November 15, 2009
          $5,000,000 6.95% Series B Senior Notes due November 15, 2007 $5,000,000 6.70% Series C Senior Notes due November 15, 2003


                                                       As of December 3, 1997


[To be separately addressed to each
Purchaser listed in Schedule A]


Ladies and Gentlemen:

     Each of GUEST SUPPLY, INC., a New Jersey corporation (together with its successors and assigns, the "Company"), BRECKENRIDGE-REMY CO., a Delaware corporation (together with its successors and assigns, "Breckenridge-Remy"), GUEST DISTRIBUTION SERVICES, INC., a Delaware corporation (together with its successors and assigns, "Guest Distribution"), and GUEST PACKAGING, INC., a New Jersey corporation (together with its successors and assigns, "Guest Packaging") (the Company, Breckenridge-Remy, Guest Distribution and Guest Packaging, together with any other Person that at any time becomes an Obligor pursuant to Section 9.6, are referred to herein, collectively, as the "Obligors") agrees with you as follows:

1.   AUTHORIZATION OF NOTES.

     The Obligors will authorize the issue and sale of:

          (a) $15,000,000 aggregate principal amount of their joint and several 7.06% Series A Senior Notes due November 15, 2009 (as such notes may be amended, restated, supplemented or otherwise modified from time to time, the "Series A Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreements);

          (b) $5,000,000 aggregate principal amount of their joint and several 6.95% Series B Senior Notes due November 15, 2007 (as such notes may be amended, restated, supplemented or otherwise modified from time to time, the "Series B Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreements); and

          (c) $5,000,000 aggregate principal amount of their joint and several 6.70% Series C Senior Notes due November 15, 2003 (as such notes may be amended, restated, supplemented or otherwise modified from time to time, the "Series C Notes," such term to include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreements).

The Series A Notes, the Series B Notes and the Series C Notes, collectively, are referred to herein as the "Notes." The Notes shall be substantially in the respective forms set out in Exhibit 1A, Exhibit 1B and
Exhibit 1C, with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "Section" are, unless otherwise specified, to a Section of this Agreement.

2.   SALE AND PURCHASE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Obligors are entering into separate Note Purchase Agreements (as may be amended, restated, supplemented or otherwise modified from time to time, the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes of the Series and in the principal amount specified below its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.   CLOSING.

     The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017, at 10:00 a.m., local time, at a closing (the "Closing") on December 3, 1997. At the Closing, the Obligors will deliver to you one or more Notes (as set forth below your name in Schedule A), of the Series and in the denomination(s) indicated in Schedule A, in the aggregate principal amount of your purchase, dated the date of the Closing and registered in your name or in the name of your nominee, as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds in the amount of the purchase price therefor as directed by the Obligors in Schedule 3. If at the Closing the Obligors shall fail to tender such Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

     Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:

     4.1  Representations and Warranties.

     The representations and warranties of the Obligors in the Financing Documents shall be correct when made and at the time of the Closing.

     4.2  Performance; No Default.

     The Obligors shall have performed and complied with all agreements and conditions contained in the Financing Documents required to be performed or complied with by them prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) at the Closing no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.5, 10.10, 10.11 or 10.12 had such Sections applied since such date.

     4.3  Compliance Certificates.

          (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of each Financing Document to which it is or is to be a party.

     4.4  Opinions of Counsel.

     You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing,

          (a) from Haythe & Curley, counsel for the Obligors, substantially in the form of Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to you),

          (b) from Jamieson, Moore, Peskin & Spicer, New Jersey counsel for the Obligors, substantially in the form of Exhibit 4.4(b) and covering such other matters incident to such transactions as you or your counsel may reasonably request (and the Obligors hereby instruct such counsel to deliver such opinion to you), and

          (c) from Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) and covering such other matters incident to such transactions as you may reasonably request.

     4.5  Purchase Permitted By Applicable Law, etc.

     On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date of your execution of this Agreement. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

     4.6  Sale of Other Notes.

     Contemporaneously with the Closing the Obligors shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at such Closing as specified in Schedule A.

     4.7  Payment of Special Counsel Fees.

     Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the date of the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of the Closing.

     4.8  Private Placement Number.

     Prior to the Closing, a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of the Notes.

     4.9  Changes in Corporate Structure.

     Except as specified in Schedule 4.9, no Obligor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation, nor shall any Obligor have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

     4.10 New Credit Agreement; Lien Releases.

     On or before the date of the Closing, the Obligors, PNC Bank, National Association, and First Union National Bank shall have entered into the New Credit Agreement, in form and substance reasonably satisfactory to you, and the Company shall have delivered to you copies of the New Credit Agreement and each other document executed in connection therewith requested by you, certified as true and correct by a Responsible Officer. You shall have received written evidence, in form and substance reasonably satisfactory to you, that all Liens on property of the Company and the Subsidiaries in favor of such banks, or in favor of any other lender or lenders under any term loan or revolving credit facility, or in favor of any agent or trustee therefor, shall have been released.

     4.11 Proceedings and Documents.

     All corporate and other proceedings in connection with the transactions contemplated by the Financing Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.   REPRESENTATIONS AND WARRANTIES OF OBLIGORS.

     Each Obligor represents and warrants to you that as of the date of the
Closing:

     5.1  Organization; Power and Authority.

     Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver each Financing Document to which it is or is to be a party and to perform the provisions thereof.

     5.2  Authorization, etc.

     The Financing Documents have been duly authorized by all necessary corporate action on the part of the Obligors, and each of the Note Purchase Agreements constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3  Disclosure.

     The Company, through its agent, PNC Capital Markets, Inc., has delivered to you and the Other Purchasers a copy of a Confidential Private Placement Memorandum, dated September 1997 (including, without limitation, all exhibits thereto, the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and the Subsidiaries. Except as disclosed in Schedule 5.3, the Financing Documents, the Memorandum, the documents, certificates and other writings delivered to you by or on behalf of any one or more of the Obligors in connection with the transactions contemplated by the Financing Documents and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made (provided, that with respect to any projected financial information or forecasted information contained therein, the Obligors represent and warrant only that such projections and forecasts have been made in good faith and are based on reasonable assumptions). Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings delivered to you by or on behalf of any one or more of the Obligors, or in the financial statements listed in Schedule 5.5, since September 30, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of any one or more of the Obligors specifically for use in connection with the transactions contemplated hereby.

     5.4  Organization and Ownership of Shares of Subsidiaries.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, whether such Subsidiary is a Domestic Subsidiary or a Foreign Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary.

          (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

          (c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than the Financing Documents, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of the Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

     5.5  Financial Statements.

     The Company has delivered to each Purchaser copies of the financial statements of the Company and the Subsidiaries listed in Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to the absence of footnotes and to normal year-end adjustments).

     5.6  Compliance with Laws, Other Instruments, etc.

     The execution, delivery and performance by the Obligors of the Financing Documents will not

          (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

          (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

          (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     5.7  Governmental Authorizations, etc.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Obligors of the Financing Documents.

     5.8  Litigation; Observance of Agreements, Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     5.9  Taxes.

     The Company and the Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. There is no waiver or agreement in effect for the extension of time for the assessment of any tax obligation of the Company or any Subsidiary. With the exception of an ongoing Internal Revenue Service audit with respect to the Company's 1995 fiscal year, no federal income tax returns of the Company and the Subsidiaries have been audited by the Internal Revenue Service.

     5.10 Title to Property; Leases.

     The Company and the Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Financing Documents. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     5.11 Licenses, Permits, etc.

     Except as disclosed in Schedule 5.11, and except where the circumstances with respect to the failure of any one or more of the statements in the following clauses (a), (b) and (c) to be true individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect:

          (a) the Company and the Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, without known conflict with the rights of others;

          (b) to the best knowledge of each Obligor, no product or practice of the Company or any Subsidiary infringes in any respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of each Obligor, there is no violation by any Person of any right of the Company or any of the Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of the Subsidiaries.

     5.12 Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.
The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and the Subsidiaries is not Material.

          (e) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("employee benefit plan" has the meaning specified in section 3 of ERISA, "affiliate" has the meaning specified in section 407(d) of ERISA and section V of PTCE 95-60 and "employer security" has the meaning specified in section 407(d) of ERISA).

          (f) The execution and delivery of the Financing Documents and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation in the first sentence of this Section 5.12(f) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

     5.13 Private Offering by the Obligors.

     Neither any of the Obligors nor anyone acting on behalf of any of them has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither any of the Obligors nor anyone acting on behalf of any of them has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

     5.14 Use of Proceeds; Margin Regulations.

     The Obligors will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Obligor in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and the Subsidiaries and none of the Obligors has any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in such Regulation G.

     5.15 Existing Debt; Future Liens.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and the Subsidiaries as of September 30, 1997, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or the Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.8.

     5.16 Foreign Assets Control Regulations, etc.

     Neither the sale of the Notes by the Obligors hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.17 Status under Certain Statutes.

     Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended.

     5.18 Environmental Matters.

     Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim, and neither the Company nor any Subsidiary has knowledge of any proceeding that has been instituted raising any claim against the Company or any of the Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

          (a) neither the Company nor any Subsidiary has knowledge of any facts that would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect;

          (b) neither the Company nor any of the Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not transported or disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

          (c) all buildings on all real properties now owned, leased or operated by the Company or any of the Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

     5.19 Solvency.

     The fair saleable value of the business and assets of each Obligor, after giving effect to the transactions contemplated by the Financing Documents, will be in excess of the amount that will be required to pay the probable liabilities of such Obligor (including subordinated, contingent, unmatured and unliquidated liabilities), on existing debts as they may become absolute and matured. No Obligor, after giving effect to the transactions contemplated by the Financing
Documents, will be engaged in any business or transaction, or be about to engage in any business or transaction, for which such Obligor has unreasonably small capital, and no Obligor has any intent to hinder, delay or defraud any entity to which such Obligor is, or will become indebted, or to incur debts that would be beyond such Obligor's ability to pay as they mature.

6.   REPRESENTATIONS OF THE PURCHASERS.

     6.1  Purchase for Investment.

     You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and you agree that the Obligors are not required to register the Notes. You represent that you are, or that you are a nominee for, a "qualified institutional buyer" (as defined in Rule 144A) or an "accredited investor" (as defined in Rule 501 under the Securities Act).

     6.2  Source of Funds.

     You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) you are an insurance company and the Source is an "insurance company general account," as such term is defined in Department of Labor Prohibited Transaction Class Exemption 95-60 (issued July 12, 1995) ("PTCE 95-60"), and there is no employee benefit plan, treating as a single plan all plans maintained by the same employer or same employee organization or affiliates thereof, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account as determined under PTCE 95-60 (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners Annual Statement filed with your state of domicile; or

          (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of Department of Labor Prohibited Transaction Class Exemption 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the Department of Labor Prohibited Transaction Class Exemption 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of Department of Labor Prohibited Transaction Class Exemption 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e)  the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.   INFORMATION AS TO OBLIGORS, ETC.

     7.1  Financial and Business Information.

     The Company shall deliver to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 50 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of

               (i) consolidated balance sheets of the Company and its consolidated subsidiaries, as at the end of such quarter,

               (ii) a consolidating balance sheet of the Company and the Restricted Subsidiaries, as at the end of such quarter,

               (iii) consolidated statements of operations and cash flows of the Company and its consolidated subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and

               (iv) consolidating statements of operations of the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in the case of such consolidated statements in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

          (b) Annual Statements -- within 105 days after the end of each fiscal year of the Company, duplicate copies of

               (i) consolidated balance sheets of the Company and its consolidated subsidiaries, as at the end of such year,

               (ii) a consolidating balance sheet of the Company and the Restricted Subsidiaries, as at the end of such year,

               (iii) consolidated statements of operations, cash flows and shareholders' equity of the Company and its consolidated subsidiaries, for such year, and

               (iv) consolidating statements of operations of the Company and the Restricted Subsidiaries for such year, setting forth in the case of such consolidated statements in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                    (A) in the case of such consolidated statements with respect to the Company and its consolidated subsidiaries, an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                    (B) a certificate of such accountants stating that they have reviewed Sections 10.1 through 10.10, inclusive, of this Agreement and stating further whether, in making their audit, they have become aware of any condition or event under any of such Sections that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (c) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Restricted Subsidiary by independent accountants in connection with any management report, interim or special audit report or comparable analysis prepared by them with respect to the books of the Company or any Restricted Subsidiary;

          (d) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any successor thereto and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

          (e) Notice of Default or Event of Default -- promptly, and in any event within five Business Days, after a Senior Financial Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default under any Financing Document or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

          (f) ERISA Matters -- promptly, and in any event within five Business Days, after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date of the Closing; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

          (g) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

          (h) Actions, Proceedings -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

          (i) Rule 144A -- promptly upon request, to any holder of Notes and any "qualified institutional buyer" (as defined in Rule 144A) to whom any Note may be offered or sold by such holder, the information required under paragraph (d)(4) of Rule 144A (or any similar successor provision of Rule 144A) to permit compliance with Rule 144A in connection with a resale of such Note; and

          (j) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of the Subsidiaries or relating to the ability of the Obligors to perform their obligations under the Financing Documents as from time to time may be reasonably requested by any such holder of Notes.

     7.2  Officer's Certificate.

     Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (a) Covenant Compliance -- the information (including, where applicable, calculations in reasonable detail) required in order to establish whether the Obligors were in compliance with the requirements of
Section 10.1 through Section 10.11, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer, in his or her capacity as such, has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.

     7.3  Inspection.

     The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior written notice to the Company, during normal business hours and without undue interruption, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and the Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b) Default -- if a Default or Event of Default then exists, at the expense of the Company and the other Obligors, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize such accountants to discuss the affairs, finances and accounts of the Company and the Subsidiaries), all at such times and as often as may be requested.

8.   PREPAYMENT OF THE NOTES.

     8.1  Required Prepayments, Payments at Maturity.

          (a) Series A Notes. On November 15, 2001 and on each May 15 and November 15 thereafter to and including May 15, 2009, the Obligors will prepay the principal amount of Series A Notes specified in Schedule
8.1 under the column heading "Principal Amount of Series A Notes Scheduled to be Paid" with respect to such date (or such lesser principal amount as shall then be outstanding) at par and without payment of any Make-Whole Amount or any premium, and the Obligors will pay all of the principal amount of the Series A Notes remaining outstanding, if any, on November 15, 2009. Each partial prepayment of the Series A Notes pursuant to Section
8.2 or Section 8.3 will be applied, first, to the amount due on the maturity date of the Series A Notes and, second, to the mandatory prepayments applicable to the Series A Notes, as set forth in this Section 8.1(a) and Schedule 8.1, in the inverse order of the maturity thereof. In the event that less than all of the Series A Notes are prepaid, purchased, redeemed or otherwise acquired by any Obligor or any Affiliate pursuant to an offer made pursuant to Section 8.5, Section 8.7 or the definition of Debt Prepayment Application, then each such partial prepayment, purchase, redemption or other acquisition of the Series A Notes will reduce the principal amount of each mandatory prepayment applicable to the Series A Notes, as set forth in this Section 8.1(a) and Schedule 8.1, and the payment at maturity of the Series A Notes in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment, purchase, redemption or other acquisition.

          (b) Series B Notes. On November 15, 2000 and on each May 15 and November 15 thereafter to and including May 15, 2007, the Obligors will prepay the principal amount of Series B Notes specified in Schedule 8.1 under the column heading "Principal Amount of Series B Notes Scheduled to be Paid" with respect to such date (or such lesser principal amount as shall then be outstanding) at par and without payment of any Make-Whole Amount or any premium, and the Obligors will pay all of the principal amount of the Series B Notes remaining outstanding, if any, on November 15, 2007. Each partial prepayment of the Series B Notes pursuant to Section
8.2 will be applied, first, to the amount due on the maturity date of the Series B Notes and, second, to the mandatory prepayments applicable to the Series B Notes, as set forth in this Section 8.1(b) and Schedule 8.1, in the inverse order of the maturity thereof. In the event that less than all of the Series B Notes are prepaid, purchased, redeemed or otherwise acquired by any Obligor or any Affiliate pursuant to an offer made pursuant to Section 8.5, Section 8.7 or the definition of Debt Prepayment Application, then each such partial prepayment, purchase, redemption or other acquisition of the Series B Notes will reduce the principal amount of each mandatory prepayment applicable to the Series B Notes, as set forth in this Section 8.1(b) and Schedule 8.1, and the payment at maturity of the Series B Notes in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment, purchase, redemption or other acquisition.

          (c) Series C Notes. On November 15, 1999 and on each May 15 and November 15 thereafter to and including May 15, 2003, the Obligors will prepay the principal amount of Series C Notes specified in Schedule
8.1 under the column heading "Principal Amount of Series C Notes Scheduled to be Paid" with respect to such date (or such lesser principal amount as shall then be outstanding) at par and without payment of any Make-Whole Amount or any premium, and the Obligors will pay all of the principal amount of the Series C Notes remaining outstanding, if any, on November 15, 2003. Each partial prepayment of the Series C Notes pursuant to Section
8.2 will be applied, first, to the amount due on the maturity date of the Series C Notes and, second, to the mandatory prepayments applicable to the Series C Notes, as set forth in this Section 8.1(c) and Schedule 8.1, in the inverse order of the maturity thereof. In the event that less than all of the Series C Notes are prepaid, purchased, redeemed or otherwise acquired by any Obligor or any Affiliate pursuant to an offer made pursuant to Section 8.5, Section 8.7 or the definition of Debt Prepayment Application, then each such partial prepayment, purchase, redemption or other acquisition of the Series C Notes will reduce the principal amount of each mandatory prepayment applicable to the Series C Notes, as set forth in this Section 8.1(c) and Schedule 8.1, and the payment at maturity of the Series C Notes in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment, purchase, redemption or other acquisition.

     8.2  Optional Prepayments with Make-Whole Amount.

     The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time part of, the Notes (but if in part, in an amount not less than $2,500,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, plus, with respect to the principal amount of each Note so prepaid, the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount, together with interest as provided in Section 8.6. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes of each Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     8.3  Limited Optional Prepayments of Series A Notes without Make-Whole
          Amount.

     The Company may, at its option, upon notice as provided below, prepay pursuant to this Section 8.3, on any date on or after November 15, 2001 on which a principal amount of Series A Notes is required to be prepaid pursuant to Section 8.1(a) and Schedule 8.1, an additional principal amount of the Series A Notes equal to the principal amount of Series A Notes so required to be prepaid on such date, at 100% of the principal amount so prepaid, at par and without any Make-Whole Amount or premium, provided that the aggregate principal amount of Series A Notes prepaid pursuant to this Section 8.3 on all such dates together shall in no event exceed $3,750,000. The Company will give each holder of Series A Notes written notice of each optional prepayment under this Section 8.3 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Series A Notes to be prepaid on such date pursuant to this Section 8.3, the principal amount of each Series A Note held by such holder to be prepaid pursuant to this Section 8.3 (determined in accordance with Section 8.4) and a schedule (similar in format to
Schedule 8.1) setting forth the Company's determination of the remaining required scheduled principal payments on the Series A Notes after giving effect to the proposed prepayment under this Section 8.3 (which determination shall be for informational purposes only and shall not be binding upon any holder of Notes).

     8.4  Allocation of Partial Prepayments.

     In the case of each partial prepayment of the Notes pursuant to
Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes of each Series (without distinguishing among the different Series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid. In the case of each partial prepayment of the Notes of any Series pursuant to Section 8.1 or 8.3, the principal amount of the Notes of such Series shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

     8.5  Change in Control.

          (a) Notice of Change in Control or Control Event. The Company will, within three Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes (by telecopy transmission and, simultaneously with the sending of such telecopied notice, by sending a copy of such notice to each such holder via an overnight courier of national reputation) unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given previously pursuant to clause (b) of this Section 8.5. If a Change in Control has occurred, such notices shall contain and constitute an offer to prepay Notes as described in clause (c) of this Section 8.5 and shall be accompanied by the certificate described in clause (g) of this Section 8.5. In the case of any such notice containing and constituting such an offer to prepay Notes, if the Company shall not have received a written response to such first notice from each holder of Notes within ten days after the transmission of such telecopy thereof, then the Company will immediately send a second such written notice via an overnight courier of national reputation to each holder of Notes who shall have not previously responded to the Company.

          (b) Condition to Action. Neither the Company nor any other Obligor will take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in clause (c) of this Section 8.5, accompanied by the certificate described in clause (g) of this Section 8.5, and
     (ii) contemporaneously with such action, the Obligors prepay all Notes required to be prepaid in accordance with this Section 8.5.

          (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by clauses (a) and (b) of this Section 8.5 shall be a written offer to prepay, in accordance with and subject to this Section 8.5, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). If such Proposed Prepayment Date is in connection with an offer contemplated by clause (a) of this Section 8.5, such date shall be not less than 30 days and not more than 60 days after the date of the first notice referred to in clause (a) of this Section 8.5 (if the Proposed Prepayment Date shall not be specified in such first notice, the Proposed Prepayment Date shall be the 30th day after the date of such notice).

          (d) Acceptance, Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.5 by causing a notice of such acceptance to be delivered to the Company at least ten days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond (by such time) to an offer to prepay made pursuant to this Section 8.5 shall be deemed to constitute an acceptance of such offer by such holder.

          (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.5 shall be at 100% of the principal amount of such Notes, at par and without payment of any Make-Whole Amount or any premium, together with interest on such Notes accrued to the date of prepayment.
The prepayment shall be made on the Proposed Prepayment Date except as provided in clause (f) of this Section 8.5.

          (f) Deferral Pending Change in Control. The obligation of the Obligors to prepay Notes pursuant to the offers required by clause (b) and accepted in accordance with clause (d) of this Section 8.5 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and
(iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.5 in respect of such Change in Control shall be deemed rescinded). In the event that such Change in Control is deferred for 60 or more days after the Proposed Prepayment Date, the offers and acceptances made pursuant to this Section 8.5 in respect of such Change in Control shall be deemed rescinded. If any such offers and acceptances are deemed rescinded pursuant to this clause (f), then all requirements of this Section 8.5 (including, without limitation, the requirement to give notice and make offers pursuant to clauses (a) and (b)) with respect to any Change in Control (including, without limitation, with respect to such deferred Change in Control) occurring after such rescission shall be reinstated.

          (g) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.5 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.5; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.5 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     8.6  Maturity; Surrender, etc.

     In the case of each prepayment of Notes pursuant to this Section 8 or pursuant to the definition of Debt Prepayment Application, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any provided, that no Make-Whole Amount shall be payable in connection with a prepayment pursuant to Section 8.1, Section 8.3 or
Section 8.5). From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     8.7  Offers to Purchase Notes, etc.

     The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of the Note Purchase Agreements and the Notes or
(b) pursuant to an offer to purchase made by an Obligor or an Affiliate pro rata to the holders of all Notes of all Series at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 30 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept any such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Obligors will immediately cancel all Notes acquired by any of them or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of the Note Purchase Agreements and no Notes may be issued in substitution or exchange for any such Notes.

8.8  Make-Whole Amount.

     The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make- Whole Amount, the following terms have the following meanings:

     "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or the definition of Debt Prepayment Application or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by
(i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining
Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

     "Remaining Average Life"  means, with respect to any Called
Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1 or the definition of Debt Prepayment Application.

     "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or the definition of Debt Prepayment Application or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

Each Obligor covenants that so long as any of the Notes are outstanding:

     9.1  Compliance with Law.

     The Company will and will cause each of the Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     9.2  Insurance.

     The Company will and will cause each of the Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts
(including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     9.3  Maintenance of Properties.

     The Company will and will cause each of the Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation or the maintenance of any of its properties (i) if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) where such properties are the subject of a Transfer permitted by Section 10.10.

     9.4  Payment of Taxes and Claims.

     The Company will and will cause each of the Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     9.5  Corporate Existence, etc.

     The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.9, 10.10 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate existence of each of the Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

     9.6  Additional Obligors.

     The Company will cause each Domestic Subsidiary to, on and at all times after the Relevant Date with respect to such Domestic Subsidiary, be an Obligor under the Financing Documents. The Company will cause each Subsidiary that becomes a Domestic Subsidiary after the date of the Closing to, not later than the Relevant Date with respect to such
Subsidiary:

          (a) become an Obligor under the Financing Documents by executing and delivering, to each holder of the Notes, an instrument of joinder, in the form of Exhibit 9.6(a) (each, an "Instrument of Joinder"), pursuant to which such Domestic Subsidiary shall become jointly and severally liable as an Obligor for the due and punctual performance and observance of all of the covenants and other obligations in the Notes and the Note Purchase Agreements to be performed or observed by the Obligors; immediately upon the execution and delivery of an Instrument of Joinder to one or more of the holders of Notes (and whether or not such Domestic Subsidiary shall, as required by Section 9.6(b), execute and deliver any Allonges with respect to the Notes), such Domestic Subsidiary shall be deemed to have become an Obligor for purposes of all of the Financing Documents, including, without limitation, for purposes of the definition of "Obligors" set forth in each Note Purchase Agreement and each Note;

          (b) execute and deliver, to each holder of Notes, an allonge with respect to each of the Notes, in the form of Exhibit 9.6(b) (each, an "Allonge"), pursuant to which such Domestic Subsidiary shall confirm its joint and several liability as an Obligor for the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on each of the Notes;

          (c) deliver, to each holder of Notes, copies of the constitutive documents of such Domestic Subsidiary and corporate resolutions (or equivalent) authorizing such transactions, in each case certified as true and correct by a Responsible Officer of the Company and an officer of such Subsidiary; and

          (d) cause to be delivered, to each holder of Notes, an opinion of Haythe & Curley or a nationally recognized independent counsel for such Domestic Subsidiary, addressed to each holder of Notes and dated the date of delivery of Instruments of Joinder by such Domestic Subsidiary, covering substantially the same matters with respect to such Domestic Subsidiary (recognizing and giving effect to the execution and delivery of such Instruments of Joinder and Allonges by such Domestic Subsidiary) as were covered with respect to the Initial Subsidiary Obligors in the opinions of counsel for the Obligors delivered on the date of the Closing pursuant to Sections 4.4(a) and 4.4(b), and covering such other matters as the Required Holders may reasonably request.

The term "Relevant Date" means (i) with respect to each Subsidiary that is a Domestic Subsidiary as of the date of the Closing, the date of the Closing, and (ii) with respect to any Subsidiary that becomes a Domestic Subsidiary after the date of the Closing, the date that is the earlier of
(A) 20 Business Days after such Subsidiary first becomes a Domestic Subsidiary or (B) the date that such Subsidiary first becomes obligated in any manner (whether as principal obligor, as guarantor or surety, or otherwise) in respect of any of the Debt under the New Credit Agreement or any promissory note, letter of credit, Guaranty or other agreement or instrument related to the New Credit Agreement.

10.  NEGATIVE COVENANTS.

     Each Obligor covenants that so long as any of the Notes are outstanding:

     10.1 Tangible Net Worth.

     The Company will not, at any time, permit Consolidated Tangible Net Worth to be less than the sum of (a) $31,000,000, plus (b) an aggregate amount equal to 50% of Consolidated Net Income (but, in the case of each fiscal year, only if a positive number) for each completed fiscal year of the Company ended after September 30, 1996.

     10.2 Obligor Tangible Assets or Cash Flow.

     The Company will not, at any time, permit the ratio of (a)
Consolidated Obligor Tangible Assets to (b) Consolidated Tangible Assets to be less than 0.9 to 1.0, unless at such time the Obligor Cash Flow Ratio is
0.9 to 1.0 or greater.

     10.3 Fixed Charge Coverage.

     The Company will not, at any time, permit the ratio of (a)
Consolidated Income Available for Fixed Charges for the period of four consecutive fiscal quarters of the Company ended at, or most recently prior to, such time to (b) Consolidated Fixed Charges for such period, to be less than 1.25 to 1.0.

     10.4 Leverage Ratio.

     The Company will not, at any time, permit the ratio of (a)
Consolidated Debt to (b) Consolidated Capitalization to be greater than 0.6 to 1.0.

     10.5 Restricted Payments.

          (a) Limitation. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, through a Subsidiary or otherwise, at any time, declare or make, or incur any liability to declare or make, any Restricted Payment whether in cash or other property) unless:

               (i) immediately after giving effect to such action the aggregate amount of Restricted Payments of the Company and the Restricted Subsidiaries declared or made during the period commencing on October 1, 1997 and ending on the date such Restricted Payment is declared or made, inclusive, would not exceed the sum of

               (A)  $4,000,000, plus

               (B) 50% of Consolidated Net Income for such period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

               (C) the aggregate amount of cash proceeds (net of all costs and out-of-pocket expenses in connection therewith, including, without limitation, placement, underwriting and brokerage fees and expenses) received by the Company during such period from the sale of Capital Stock (other than Redeemable Capital Stock) of the Company; and

               (ii) immediately before, and immediately after giving effect to, such action, no Default or Event of Default exists or would exist.

          (b) Time of Payment. The Company will not, and will not permit any Restricted Subsidiary to, authorize a Restricted Payment that is not payable within 60 days of authorization.

     10.6 Restricted Investments.

          (a) Limitation. The Company will not, and will not permit any Restricted Subsidiary to, at any time, make or authorize any Restricted Investment unless immediately after giving effect to such action:

               (i) the aggregate value of all Restricted Investments of the Company and the Restricted Subsidiaries (valued immediately after such action) would not exceed 10% of Consolidated Tangible Assets (valued immediately after such action); and

               (ii) no Default or Event of Default exists or would exist.

          (b) Investments of Restricted Subsidiaries. Each Person that becomes a Restricted Subsidiary after the date of the Closing will be deemed to have made, on the date such Person becomes a Restricted Subsidiary, all Restricted Investments of such Person in existence on such date. Investments in any Person that ceases to be a Restricted Subsidiary after the date of the Closing (but in which the Company or another Restricted Subsidiary continues to maintain an Investment) will be deemed to have been made on the date on which such Person ceases to be a Restricted Subsidiary.

     10.7 Restricted Subsidiary Debt.

     The Company will not permit any Restricted Subsidiary to, at any time, directly or indirectly create, assume, incur, guaranty or in any other manner become liable in respect of (collectively, for purposes of this Section 10.7, "incurrences") any Debt other than:

          (a)  Debt evidenced by the Notes;

          (b) Debt of Restricted Subsidiaries that are Obligors, which Debt is evidenced by the New Credit Agreement or any promissory note, letter of credit or Guaranty issued thereunder;

          (c)  Debt owed to the Company or to a Restricted Subsidiary; and

          (d) Debt, other than Debt permitted pursuant to the foregoing clauses (a), (b) and (c), provided that at the time of incurrence of such Debt and after giving effect thereto the sum, without duplication, of (A) the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries secured by Liens other than those permitted pursuant to clauses (a) through (h), inclusive, of Section 10.8, plus (B) the aggregate amount of Debt of Restricted Subsidiaries, other than Debt permitted pursuant to the foregoing clauses (a), (b) and (c), shall not exceed 15% of Consolidated Tangible Assets.

     10.8 Liens.

     The Company will not, and will not permit any Restricted Subsidiary to, at any time, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to one or more agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

          (a) Liens for property taxes and assessments or other governmental levies or charges, provided, in each case, that the amounts secured by such Liens are not yet required by Section 9.4 to be paid;

          (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet required by
Section 9.4 to be paid;

          (c) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appropriate appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured and remains in effect;

          (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit, the payment of the deferred purchase price of property or any other incurrence of Indebtedness and that do not materially impair the use of any property of the Company or a Restricted Subsidiary in the operation of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (e) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way that are necessary for the conduct of activities or that customarily exist on properties of Persons engaged in similar activities and that do not materially impair use of any property in the operation of the business of the Company or any Restricted Subsidiary;

          (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness owing to the Company or to any Restricted Subsidiary;

          (g) Liens incurred after the date of the Closing given to secure the payment, or to secure Indebtedness incurred to provide funds for the payment, of the purchase price of fixed assets intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof by the Company or such Restricted Subsidiary, or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach, so long as such Liens were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) each such Lien shall attach solely to the fixed assets so acquired, (ii) at the time of acquisition of such fixed assets by the Company or a Restricted Subsidiary, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or the Fair Market
Value at the time of acquisition of such fixed assets, (iii) each such Lien is created or assumed with respect to the fixed assets to which it attaches at the time of, or within 180 days immediately after, such acquisition and
(iv) immediately before, and immediately after giving effect to, the incurrence of such Lien and such Indebtedness, no Default or Event of Default exists or would exist;

          (h) any Lien extending, renewing or replacing any Lien permitted by clause (g) of this Section 10.8, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased, (ii) such Lien is not extended to any property other than the property subject to such Lien immediately prior to such extension, renewal or replacement, and (iii) immediately before, and immediately after giving effect to, such extension, renewal or replacement, no Default or Event of Default exists or would exist; and

          (i)  Liens, in addition to those described in clauses (a) through
(h), inclusive, of this Section 10.8, provided that the sum, without duplication, of (A) the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries secured by Liens other than those permitted pursuant to such clauses (a) through (h), inclusive, of this Section 10.8, plus (B) the aggregate amount of Debt of Restricted Subsidiaries, other than Debt permitted pursuant to the clauses (a), (b) and (c) of Section 10.7, shall not exceed 15% of Consolidated Tangible Assets.

     10.9 Merger, Consolidation, etc.

          (a) Company. The Company will not consolidate, merge or amalgamate with or into any other Person, or convey, transfer or lease all or substantially all of its property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the consolidation, merger or amalgamation of the Company with or into, or the conveyance, transfer or lease of all or substantially all of the property of the Company in a single transaction or series of transactions to, another corporation if:

               (i) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the property of the Company as an entirety, as the case may be (the "Successor Corporation") shall be a solvent corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

               (ii) if the Company is not the Successor Corporation, such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders) and the Company shall have caused to be delivered to each holder of Notes an opinion of Haythe & Curley or a nationally recognized independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of the Financing Documents; and

               (iii) immediately before, and immediately after giving effect to, such transaction, no Default or Event of Default exists or would exist.

          (b) Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to consolidate, merge or amalgamate with or into any other Person, or convey, transfer or lease all or substantially all of its property in a single transaction or series of transactions to any Person, provided that the foregoing restriction does not apply to the following so long as, in each case, immediately before, and immediately after giving effect to, such transaction, no Default or Event of Default exists or would exist:

               (i) the consolidation, merger or amalgamation of a Restricted Subsidiary with or into, or the conveyance, transfer or lease of all or substantially all of the property of a Restricted Subsidiary in a single transaction or series of transactions to, the Company so long as the applicable requirements of Section 10.9(a) are satisfied;

               (ii) the consolidation, merger or amalgamation of a Restricted Subsidiary with or into, or the conveyance, transfer or lease of all or substantially all of the property of a Restricted Subsidiary in a single transaction or series of transactions to, a Wholly-Owned Restricted Subsidiary (provided that if such first-mentioned Restricted Subsidiary is an Obligor then the requirements of clause (iii) below shall be satisfied); and
               (iii) the consolidation, merger or amalgamation of a Restricted Subsidiary with or into, or the conveyance, transfer or lease of all or substantially all of the property of a Restricted Subsidiary in a single transaction or series of transactions to, another corporation if:

                    (A) the successor formed by such consolidation or amalgamation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the property of such Restricted Subsidiary as an entirety, as the case may be (the "Successor Restricted Subsidiary") shall be a Restricted Subsidiary and shall be a solvent corporation organized and existing under the laws of (1) if such first-mentioned Restricted Subsidiary was a Domestic Subsidiary, the United States of America, any state thereof or the District of Columbia or (2) otherwise, the same jurisdiction as the jurisdiction of organization of such first-mentioned Restricted Subsidiary or the United States of America, any state thereof or the District of Columbia; and

                    (B) if such first-mentioned Restricted Subsidiary is an Obligor and is not the Successor Restricted Subsidiary, such successor corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of the Financing Documents (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders) and the Company shall have caused to be delivered to each holder of Notes an opinion of Haythe & Curley or a nationally recognized independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms of the Financing Documents.

     10.10     Asset Dispositions.

     Except as permitted under Section 10.9, the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

          (a) in the good faith opinion of the Company, such Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

          (b) immediately before, and immediately after giving effect to, the Asset Disposition, no Default or Event of Default exists or would exist; and

          (c) immediately after giving effect to such Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring during the period of 365 consecutive days then ending would not exceed 10% of Consolidated Tangible Assets determined as of the end of the most recently ended fiscal year of the Company.

If the Net Proceeds Amount for any Transfer is applied within 365 days after such Transfer to a Property Reinvestment Application or within 365 days after such Transfer to a Debt Prepayment Application, then such Transfer, only for the purpose of determining compliance with clause (c) of this Section 10.10 as of any date on or after the Net Proceeds Amount is so applied, shall be deemed not to be an Asset Disposition.

     10.11     Disposal of Ownership of a Restricted Subsidiary.

     The Company will not, and will not permit any Restricted Subsidiary to, Transfer any shares of Restricted Subsidiary Stock, nor will the Company permit any Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, provided that the foregoing restrictions do not apply to:

          (a) the issuance of directors' qualifying shares by any Restricted Subsidiary;

          (b) any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of Asset Disposition; and

          (c) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if:

               (i)  such Transfer satisfies the requirements of Section
10.10,

               (ii) in connection with such Transfer the entire Investment (whether represented by Capital Stock, Indebtedness, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than (A) the Company, (B) another Restricted Subsidiary not being simultaneously disposed of, or (C) an Affiliate, and

               (iii) the Restricted Subsidiary being disposed of has no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

     10.12     Transactions with Affiliates.

     The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     10.13     Lines of Business.

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing as described in the Memorandum.

11.  EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Obligors default in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Obligors default in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(e) or Section 10.1 through 10.13, inclusive; or

          (d) any Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs
(a), (b) and (c) of this Section 11), and such default is not remedied within 30 days after the earlier of (i) a Senior Financial Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

          (e) any representation, warranty or other statement made in writing by or on behalf of any Obligor or by any officer of any Obligor in any Financing Document or in any certificate or other writing furnished in connection with the transactions contemplated by, or pursuant to, any Financing Document proves to have been false or incorrect in any material respect on the date as of which made; or

          (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under the Financing Documents) or Securities beyond any period of grace provided with respect thereto, or

               (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under the Financing Documents) or Securities and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled date or dates of payment, or

               (iii) as a consequence of the occurrence or continuation of any event or condition (other than the right of the holder of Indebtedness or Securities to convert such Indebtedness or Securities into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness or Securities before its or their regular maturity or before its or their regularly scheduled dates of payment;

     provided that (A) any one or more of the conditions or events specified in the foregoing clauses (i), (ii) and (iii) of this paragraph
(f) shall constitute an Event of Default at any time only if the aggregate principal amount of Indebtedness and Securities as to which any one or more of such conditions or events has occurred and is continuing at such time is, individually or collectively, at least $1,000,000 (or equivalent) and (B) in determining such amount of Indebtedness there shall be excluded the amount of any Indebtedness in respect of accounts payable for goods and services arising in the ordinary course of business as to which a good faith dispute exists; or

          (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv)consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate or other action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (or equivalent) (excluding in the calculation of such amount any final judgment to the extent, but only to the extent, such judgment will be covered by payments from insurance maintained by the Company or a Restricted Subsidiary (y) in respect of which insurance the issuer thereof has agreed, in writing, to make such payments in respect of such judgment and (z) the issuer of which insurance is an independent commercial insurer that, in the good faith opinion of the Company, is capable of discharging its payment obligations in connection with such insurance) are rendered against one or more of the Company and the Restricted Subsidiaries or against any of their properties and any one or more of which judgments is not, within 30 days after entry thereof, bonded, vacated, discharged or stayed pending appeal or otherwise stayed, or are not discharged within 30 days after the expiration of any such stay; or

          (j) any Financing Document shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared by a court or Governmental Authority of competent jurisdiction to be void, voidable or unenforceable against any one or more Obligors party thereto, or any Obligor asserts any of the foregoing in writing or before any court or Governmental Authority; or

          (k) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through
(vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.  REMEDIES ON DEFAULT, ETC.

     12.1 Acceleration.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, any holder or holders of 66-2/3% or more in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     12.2 Other Remedies.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     12.3 Rescission.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     12.4 No Waivers or Election of Remedies, Expenses, etc.

     No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies.
No right, power or remedy conferred by any Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Company or any other Obligor will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

     13.1 Registration of Notes.

     The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     13.2 Transfer and Exchange of Notes.

     Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the name and address, and telecopy number, if any, for notices of each transferee of such Note or part thereof), each of the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1A in the case of a Series A Note, Exhibit 1B in the case of a Series B Note or Exhibit 1C in the case of a Series C Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.
Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series, a Note of such Series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in the last sentence of Section 6.1 and the representation set forth in Section 6.2.

     13.3 Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another Person with a net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.  PAYMENTS ON NOTES.

     14.1 Place of Payment.

     Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Monmouth Junction, New Jersey, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in the United States of America or the principal office of a bank or trust company in the United States of America.

     14.2 Home Office Payment.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.  EXPENSES, ETC.

     15.1 Transaction Expenses.

     Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or any other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any of the Financing Documents (whether or not such any amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any of the Financing Documents, or by reason of being a holder of any Note, and (b) reasonable out-of-pocket the costs and expenses, including, without limitation, financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by any of the Financing Documents. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

     15.2 Survival.

     The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of the Financing Documents, and the termination of the Financing Documents.

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of the Financing Documents, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to any of the Financing Documents shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding among you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

17.  AMENDMENT AND WAIVER.

     17.1 Requirements.

     This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the definition of Required Holders or the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

     17.2 Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b) Payment. The Obligors will not, and will not permit any Subsidiary or Affiliate to, directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of any of the Financing Documents unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

          (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to any Obligor, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

     17.3 Binding Effect, etc.

     Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended, restated, supplemented or otherwise modified.

     17.4 Notes held by Obligors, etc.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under any Financing Document, or have directed the taking of any action provided in any Financing Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Subsidiary or Affiliate shall be deemed not to be outstanding.

18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to any Obligor, to such Obligor at its address set forth in Schedule 18, or at such other address as such Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

     The Financing Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit any Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that (unless such information was obtained by means of the exercise of rights under
Section 7.3) was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by any Obligor, any Subsidiary or any director, officer, trustee, employee, agent, attorney or affiliate of any Obligor or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose
Confidential Information to: (i) your directors, officers, trustees, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any Security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to you, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which you are a party or (D) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

     You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  DESIGNATION OF FOREIGN SUBSIDIARIES.

          (a)  Right of Designation.  Subject to the satisfaction of the
requirements of      Section 22(c), the Company shall have the right to
designate each Foreign Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary by delivering to each holder of Notes a writing, signed by a Senior Financial Officer, so designating such Foreign Subsidiary within 30 days of such Person becoming a Foreign Subsidiary.
Any such Foreign Subsidiary not so designated within such 30-day period shall be deemed, on and after such date and without any further action by the Company or any holder of Notes, to have been designated by the Company as a Restricted Subsidiary. Each Foreign Subsidiary designated as a Restricted Subsidiary in Schedule 5.4 shall, so long as it shall continue to satisfy the requirements of the definition of Restricted Subsidiary, be a Restricted Subsidiary on and after the date of the Closing and all other Foreign Subsidiaries, if any, listed in such Schedule shall, subject to Section 22(b), be Unrestricted Subsidiaries on and after the date of the Closing.

          (b) Right of Redesignation. Subject to the satisfaction of the requirements of Section 22(c), the Company may at any time designate any Foreign Subsidiary that is an Unrestricted Subsidiary as a Restricted Subsidiary by delivering a written notice to such effect, signed by a Senior Financial Officer, to each holder of Notes. The Company may not designate a Restricted Subsidiary as an Unrestricted Subsidiary.

          (c) Designation Criteria. No Foreign Subsidiary shall at any time after the date of the Closing be designated as a Restricted Subsidiary unless:

               (i) such Foreign Subsidiary at such time meets all of the requirements of a Restricted Subsidiary as set forth in the definition thereof;

               (ii) such Foreign Subsidiary shall not previously have been designated as (or have been deemed to have been designated as) a Restricted Subsidiary; and

               (iii) immediately before, and after giving effect to, such designation, and assuming that all obligations and liabilities of, and all Liens on the property of, such Subsidiary being so designated were incurred contemporaneously with such designation, no Default or Event of Default exists or would exist.

          (d) Effectiveness. Other than as set forth in the last two sentences of Section 22(a), any designation under this Section 22 that satisfies all of the conditions set forth in this Section 22 shall become effective on the day that notice thereof shall have been sent in one of the manners specified in Section 18 by the Company to each holder of Notes.

          (e) Domestic Subsidiaries Not Subject to Designation. Only Foreign Subsidiaries may be designated (or deemed designated) pursuant to this Section 22. All Domestic Subsidiaries shall, in accordance with the definition of Restricted Subsidiary, constitute Restricted Subsidiaries.

23.  MISCELLANEOUS.

     23.1 Successors and Assigns.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     23.2 Payments Due on Non-Business Days; When Payments Deemed
Received.

          (a) Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          (b) Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

     23.3 Limitation on Liability of Certain Obligors.

     Notwithstanding anything in any Financing Document to the contrary, the payment obligations of each Obligor (other than the Company) under the Financing Documents shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to such Obligor, section 548 of the Bankruptcy Code of the United States of America and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of such Obligor under the Financing Documents). This Section 23.3 is intended solely to preserve the rights of each holder of Notes under the Financing Documents to the maximum extent permitted by applicable law, and neither any Obligor nor any other Person shall have any rights under this Section 23.3 that it would not otherwise have under applicable law.

     23.4 Severability.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     23.5 Construction.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     23.6 Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     23.7 Governing Law.

     THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED
BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS
OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally left blank; next page is signature page.]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you and the Obligors.

                              Very truly yours,

GUEST SUPPLY, INC.



By   /s/Paul Xenis
     ----------------------------------------
     Paul Xenis
     Secretary and Vice President - Finance



BRECKENRIDGE-REMY CO.



By   /s/Paul Xenis
     ----------------------------------------
     Paul Xenis
     Secretary and Vice President - Finance




GUEST DISTRIBUTION SERVICES, INC.



By   /s/Paul Xenis
     ----------------------------------------
     Paul Xenis
     Authorized Signatory



GUEST PACKAGING, INC.



By   /s/Paul Xenis
     ----------------------------------------
     Paul Xenis
     Secretary and Vice President - Finance




[Signature page for Note Purchase Agreement of GUEST SUPPLY, INC. and certain other Obligors with respect to their joint and several 7.06% Series A Senior Notes due 2009, 6.95% Series B Senior Notes due 2007 and 6.70% Series C Senior Notes due 2003]

The foregoing is hereby agreed
to as of the date of the Closing.

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK



By      /s/Emilia F. Wiener
        -------------------
Name:   Emilia F. Wiener
Title:  Managing Director



[Signature page for Note Purchase Agreement of GUEST SUPPLY, INC. and certain other Obligors with respect to their joint and several 7.06% Series A Senior Notes due 2009, 6.95% Series B Senior Notes due 2007 and 6.70% Series C Senior Notes due 2003]

The foregoing is hereby agreed
to as of the date of the Closing.

AUSA LIFE INSURANCE COMPANY, INC.



By   /s/Gregory W. Theobald
     ----------------------
Name:   Gregory W. Theobald
Title:  VP & Asst. Secretary



[Signature page for Note Purchase Agreement of GUEST SUPPLY, INC. and certain other Obligors with respect to their joint and several 7.06% Series A Senior Notes due 2009, 6.95% Series B Senior Notes due 2007 and 6.70% Series C Senior Notes due 2003]

The foregoing is hereby agreed
to as of the date of the Closing.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY



By      /s/James G. Lowery
        -------------------
Name:   James G. Lowery
Title:  Assistant Vice President
        Investments


By   /s/Wayne T. Hoffmann
     -------------------
Name:   Wayne T. Hoffmann
Title:  Vice President
        Investments



[Signature page for Note Purchase Agreement of GUEST SUPPLY, INC. and certain other Obligors with respect to their joint and several 7.06% Series A Senior Notes due 2009, 6.95% Series B Senior Notes due 2007 and 6.70% Series C Senior Notes due 2003]

The foregoing is hereby agreed
to as of the date of the Closing.

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY



By   /s/Edwin P. McCausland, Jr.
     ---------------------------
Name:   Edwin P. McCausland, Jr.
Title:  Vice President
        Fixed Income Securities



[Signature page for Note Purchase Agreement of GUEST SUPPLY, INC. and certain other Obligors with respect to their joint and several 7.06% Series A Senior Notes due 2009, 6.95% Series B Senior Notes due 2007 and 6.70% Series C Senior Notes due 2003]

                                SCHEDULE A

                   INFORMATION RELATING TO PURCHASERS



Purchaser Name                THE MUTUAL LIFE INSURANCE COMPANY
                              OF NEW YORK


Name in which to register
Note(s)                       J. ROMEO & Co.


Series of Notes; Note
registration number(s);
Principal amount(s)           Series A; AR-1; $10,000,000


Payment on account of
Note(s)

     Method                   Federal Funds Wire Transfer

     Account information      Chase Manhattan Bank
                              ABA #021000021
                              for credit to Private Income Processing
                              Account No. 544755102


Accompanying information      Issuers:       Guest Supply, Inc. and certain
                                             other Obligors

                              Description
                              of Security:   7.06% Series A Senior Notes
                                             due November 15, 2009

                              PPN:           401630 A* 9

                              Due date and application (as among principal, Make-Whole Amount and interest) of the payment being made:


                                  Schedule A-1

Purchaser Name                THE MUTUAL LIFE INSURANCE COMPANY
                              OF NEW YORK


Address for notices
related to payments           If by Registered Mail, Certified Mail or
                              Federal Express:

                              The Chase Manhattan Bank
                              4 New York Plaza, 13th Floor
                              New York, NY 10004
                              Attn: Income Processing -
                              J. Piperato, 13th Floor

                              If by Regular Mail:

                              The Chase Manhattan Bank
                              Dept. 3492
                              P.O. Box 50000
                              Newark, NJ 07101-8006

                              With a Second Copy to:

                              Telecopy Confirms and Notices:  201-907-6979
                              Attention:  Securities Custody

                              Mailing Confirms and Notices:

                              Glenpointe Marketing & Operations Center -
                              MONY
                              Glenpointe Center West
                              500 Frank W. Burr Blvd.
                              Teaneck, NJ 07666-6888
                              Attention:  Securities Custody


Address for all other notices The Mutual Life Insurance Company of New York
                              1740 Broadway
                              New York, NY 10019
                              Attention:  MONY Capital Management Unit
                              Telecopy No.:  212-708-2491


Tax identification number     13-1632487


                                  Schedule A-2

Purchaser Name                AUSA LIFE INSURANCE COMPANY, INC.



Name in which to register
Note(s)                       AUER & Co.


Series of Notes; Note
registration number(s);
Principal amount(s)           Series A; AR-2; $5,000,000


Payment on account of
Note(s)

     Method                   Federal Funds Wire Transfer

     Account information      Bankers Trust Company
                              ABA #021001033
                              for credit to Account No. 99911145 for
                              further credit to
                              AUSA Life Insurance Company, Inc.'s
                              Account No. 98606


Accompanying information      Issuers:       Guest Supply, Inc. and
                                             certain other Obligors

                              Description of
                              Security:      7.06% Series A Senior Notes
                                             due  November 15, 2009

                              PPN:           401630 A* 9

                              Due date and application (as among principal, Make-Whole Amount and interest) of the payment being made:


Address for notices related
to payments                   If to AUSA Life Insurance Company, Inc.

                              Telecopy Confirms and Notices  319-398-8695
                              Attention:  Mary Reams

                              Mailing Confirms and Notices:

                              AEGON USA Investment Management, Inc.
                              4333 Edgewood Road, N.E.
                              Cedar Rapids, IA 52499
                              Attention:  Mary Reams

                                  Schedule A-3

Purchaser Name                AUSA LIFE INSURANCE COMPANY, INC.

Address for all
other notices                 If to AUSA Life Insurance Company, Inc.

                              AUSA Life Insurance Company, Inc.
                              c/o The Mutual Life Insurance Company
                              of New York
                              1740 Broadway
                              New York, NY 10019
                              Attention:  MONY Capital Management Unit
                              Telecopy No.:  212-708-2491

                              with a second copy to:

                              Bankers Trust Company
                              Attn:  Private Placement Unit
                              P.O. Box 998
                              Bowling Green Station
                              New York, NY 10274


Tax identification number     36-6071399

                                  Schedule A-4

Purchaser Name                GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY


Name in which to register
Note(s)                       Great-West Life & Annuity Insurance Company



Series of Notes; Note
registration number(s);
Principal amount(s)           Series B; BR-1; $5,000,000


Payment on account of
Note(s)

     Method                   Federal Funds Wire Transfer

     Account information      Norwest Bank Minnesota, N.A.
                              ABA# 091-000-019 NW MPLS/Trust Clearing
                              Account No.  08-40-245
                              Attn:  Account No. 12468800


Accompanying information      Issuers: Guest Supply, Inc. and
                              certain other Obligors

                              Description of
                              Security:      6.95% Series B Senior Notes
                                             due November 15, 2007

                              PPN:           401630 A@ 7

                              Due date and application (as among principal, Make-Whole Amount and interest) of the payment being made:


Address for notices related
to payments                   Norwest Bank Minnesota, N.A.
                              733 Marquette Avenue
                              Investors Bldg., 5th Floor
                              Minneapolis, MN 55479-0047

                              Attention:  Income Collections

                              Fax: 612-667-4187


Address for all other notices Great-West Life & Annuity Insurance Company
                              8515 East Orchard Road
                              3rd Floor, Tower 2
                              Englewood, CO 80111

                              Attention: Corporate Finance Investments

                              Fax:  303-689-6193


                                  Schedule A-5

Purchaser Name                GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

Tax identification number     84-0467907


                                  Schedule A-6

Purchaser Name           NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY


Name in which to
 register Note(s)        Nationwide Life and Annuity Insurance Company



Series of Notes; Note
registration number(s);
Principal amount(s)      Series C; CR-1; $5,000,000


Payment on account of
Note(s)

     Method              Federal Funds Wire Transfer

     Account information The Bank of New York
                         ABA# 021-000-018
                         BNF: IOC566
                         F/A/O Nationwide Life and
                         Annuity Insurance Company
                         Attn:  P & I Department


Accompanying information Issuers: Guest Supply, Inc. and
                         certain other Obligors

                         Description of
                         Security:      6.70% Series C Senior Notes
                                        due November 15, 2003

                         PPN:           401630 A# 5

                         Due date and application (as among principal, Make-Whole Amount and interest) of the payment being made:


Address for notices
related to payments      Nationwide Life and Annuity Insurance Company
                         c/o The Bank of New York
                         P.O. Box 19266
                         Attn:  P & I Department
                         Newark, NJ 07195

                         with a copy to:

                         Nationwide Life and Annuity Insurance Company
                         Attn:  Investment Accounting
                         One Nationwide Plaza (1-32-05)
                         Columbus, OH 43215-2220
                         Fax:  614-249-2152


                                  Schedule A-7

Purchaser Name                NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY


Address for all other notices Nationwide Life and Annuity Insurance Company
                              One Nationwide Plaza (1-33-07)
                              Columbus, OH 43215-2220
                              Attention:  Corporate Fixed-Income Securities
                              Fax:  614-249-3825


Tax identification number     31-1000740


                                  Schedule A-8

                                SCHEDULE B

                               DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof indicated following such term:

     "Acceptable Control Persons" means:

          (a) any one or more of Clifford Stanley, Paul Xenis, R. Eugene Biber, or Teri E. Unsworth (each of whom is identified in further detail on page 42 of the Memorandum); and

          (b) any Person more than 50% of the equity interests and voting interests of which are owned by one or more of the Persons identified in the foregoing clause (a).

     "Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation or other Person of which the Company and the Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agreement, this" is defined in Section 17.3.

     "Allonge" is defined in Section 9.6(b).

     "Asset Disposition" means any Transfer except:

          (a)  any

               (i) Transfer from a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary;

               (ii) Transfer from the Company to a Wholly-Owned Restricted Subsidiary; and

               (iii) Transfer from the Company to a Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) or from a Restricted Subsidiary to another Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary), that in either case is for Fair Market Value, so long as immediately before, and immediately after giving effect to, the consummation of any such Transfer, no Event of Default exists or would exist; or

          (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale, or components of such inventory, or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of the Restricted Subsidiaries or that is obsolete.

     "Breckenridge-Remy" is defined in the introductory sentence of this Agreement.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

     "Capital Lease" means a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "Capital Lease Obligation" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

     "Capital Stock" means any class of capital stock, share capital or similar equity interest of a Person.

     "Change in Control" means the following event or circumstance: any Person or Persons acting in concert (other than Acceptable Control Persons), together with Affiliates thereof, shall in the aggregate, directly or indirectly, control or own (beneficially or otherwise) more than 50% (by number of shares) of the issued and outstanding Voting Stock of the Company.

     "Closing" is defined in Section 3.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Company" is defined in the introductory sentence of this Agreement.

     "Confidential Information" is defined in Section 20.

     "Consolidated Capitalization" means, at any time, the sum of (a) Consolidated Debt at such time, plus (b) Consolidated Tangible Net Worth at such time.

     "Consolidated Cash Flow" means, for any period, the sum of Consolidated Net Income for such period plus the amount of all depreciation and amortization allowances and other non-cash expenses of the Company and the Restricted Subsidiaries but only to the extent deducted in the determination of Consolidated Net Income for such period.

     "Consolidated Debt" means, at any time, the total of all Debt of the Company and the Restricted Subsidiaries outstanding at such time, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP.

     "Consolidated Fixed Charges" means, for any period, the sum of (a) Consolidated Interest Expense for such period plus (b) Consolidated Long-Term Rentals for such period.

     "Consolidated Interest Expense" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Company and the Restricted Subsidiaries (including, without limitation, imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, together with all interest capitalized or deferred during such period and not deducted in determining Consolidated Net Income for such period, and (b) all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Income for such period.

     "Consolidated Long-Term Rentals" means, with respect to any period, the sum of the rental and other obligations required to be paid during such period by the Company or any Restricted Subsidiary as lessee under all leases of real or personal property (other than Capital Leases) having a term (including, without limitation, terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring one year or more after the commencement of the initial term, excluding any amount required to be paid by the lessee (whether or not therein designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

     "Consolidated Income Available for Fixed Charges" means, for any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Consolidated Fixed Charges and
(b) taxes imposed on or measured by income or profits.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Company and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP and after eliminating income and losses attributable to Investments in Unrestricted Subsidiaries, provided that there shall be excluded:

          (a) the income of any Person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Restricted Subsidiary in the form of cash dividends or similar cash distributions, and
          (b) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary.

     "Consolidated Obligor Cash Flow" means, for any period, and for purposes of determining the Obligor Cash Flow Ratio at any time, Consolidated Cash Flow for such period, but calculated (including, without limitation, for the purpose of determining Consolidated Net Income) as though the only Restricted Subsidiaries during such period were those Restricted Subsidiaries that are Obligors at the time of such determination of the Obligor Cash Flow Ratio.

     "Consolidated Obligor Tangible Assets" means, at any time, Consolidated Tangible Assets at such time, excluding, however, in the determination thereof any assets of any Restricted Subsidiary that is not an Obligor at such time.

     "Consolidated Tangible Assets" means, at any time,

          (a)  the total assets of the Company and the Restricted
Subsidiaries as would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

          (b)  to the extent included in clause (a),

               (i) the net book value of all Intangible Assets of the Company and the Restricted Subsidiaries (after deducting any reserves applicable thereto), and

               (ii) all Restricted Investments of the Company and the Restricted Subsidiaries.

     "Consolidated Tangible Net Worth" means, at any time,

          (a) the sum of (i) the par value (or value stated on the books of the corporation) of the Capital Stock (but excluding treasury stock and Capital Stock subscribed and unissued) of the Company and the Restricted Subsidiaries plus (ii) the amount of the paid-in capital and retained earnings of the Company and the Restricted Subsidiaries, in each case as such amounts would be shown on a consolidated balance sheet of the Company and the Restricted Subsidiaries as of such time prepared in accordance with GAAP, minus

          (b)  to the extent included in clause (a),

               (i) the net book value of all Intangible Assets of the Company and the Restricted Subsidiaries (after deducting any reserves applicable thereto), and

               (ii) all Restricted Investments of the Company and the Restricted Subsidiaries.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract or otherwise.

     "Control Event" means:

          (a) the execution by the Company or any Subsidiary or Affiliate of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, may reasonably be expected to result in a Change in Control;

          (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control; or

          (c) the making of any written offer by any "person" (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the Voting Stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

     "Debt" means, with respect to any Person, without duplication,

          (a)  its liabilities for borrowed money;

          (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c)  its Capital Lease Obligations;

          (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

          (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) of this definition. Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     "Debt Prepayment Application" means, with respect to any Transfer of property that constitutes an Asset Disposition, the application by the Company of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Designated Senior Debt, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with the following paragraph of this definition in a principal amount that equals the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Designated Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Designated Senior Debt.

     The following procedure will apply with respect to any such application of proceeds to a prepayment of the Notes:

          (a) The Company shall have irrevocably offered in writing (as provided in clause
          (c) below) to apply funds equal to a portion of the Net Proceeds Amount with respect to such Transfer to the prepayment of the principal of each outstanding Note in an amount for such Note equal to the Ratable Portion for such Note, and, simultaneously with the prepayment of such principal, to pay any accrued interest in respect thereof as of the date of such prepayment of principal and the applicable Make-Whole Amount determined for the prepayment date with respect to such principal amount.

          (b) To accept or reject such offer, a holder of Notes shall cause a written notice of such acceptance or rejection to be delivered to the Company within ten Business Days of such Person's receipt of such offer. A failure by a holder of Notes to respond (by such time) to an offer to prepay made pursuant to this definition shall be deemed to constitute an acceptance of such offer by such holder. Upon any rejection of such offer by any such Person, the Ratable Portion that would otherwise be payable to any such rejecting holder shall, within ten Business Days of rejection, be offered pro rata to all holders accepting such offer; to accept or reject such additional offer, a holder of Notes shall cause a written notice of such acceptance or rejection to be delivered to the Company within five Business Days of such Person's receipt of such additional offer. Subject to the provisions of this clause (b), the Company may retain for its own purposes the Ratable Portion that would otherwise be payable to any rejecting holder, provided that in no event shall any portion of any Ratable Portion (however applied) be deemed to have been applied to a Debt Prepayment Application unless either (i) such portion shall have been applied to prepay Notes of a holder accepting an offer in the manner specified under this clause (b) or (ii) the Company shall have received written rejections from each holder to which such portion was offered (whether initially or pursuant to an additional offer under this clause (b)) and shall have applied such portion to other Designated Senior Debt.

          (c) The written offer of the Company referred to in clause (a) above will be given to each holder of Notes not less than 30 days and not more than 60 days prior to the date of offered prepayment. Such notice will set forth:

               (i) such date, the aggregate principal amount of the Notes offered to be prepaid on such date, the principal amount of each Note held by such holder offered to be prepaid (determined in the same manner as in Section 8.4), and the interest that would be paid on the prepayment date with respect to such principal amount offered to be prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation (two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date), and

               (ii) a statement (A) describing the Transfer with respect to such Debt Prepayment Application, (B) setting forth a calculation of the Net Proceeds Amount in respect of such Transfer and (C) specifying the portion thereof that is to be applied to a Debt Prepayment Application.

     "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means, with respect to any Note, a rate per annum from time to time equal to the greater of (a) 9.06% in the case of a Series A Note, 8.95% in the case of a Series B Note or 8.70% in the case of a Series C Note or (b) 2.0% over the rate of interest publicly announced by Chase Manhattan Bank, N.A. (or its successor) from time to time in New York, New York as its "base" or "prime" rate.

     "Designated Senior Debt" means any Debt of the Company constituting a portion of Consolidated Debt, other than:

          (a) any Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes;

          (b)  any Debt owing to any of the Subsidiaries or any Affiliate;
and
          (c) any Debt in respect of any revolving credit or similar credit facility providing the Company or any of the Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of such Debt in a Debt Prepayment Application the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt.

     "Disposition Value" means, at any time, with respect to any property,

          (a) in the case of property that does not constitute Restricted Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

          (b) in the case of property that constitutes Restricted Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Restricted Subsidiary that issued such Restricted Subsidiary Stock as is equal to the percentage that the book value of such Restricted Subsidiary Stock represents of the book value of all of the outstanding Capital Stock of such Restricted Subsidiary (assuming, in making such calculations, that all Securities convertible into such Capital Stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

     "Distribution" means, in respect of any corporation, association or other business entity:

          (a) dividends or other distributions or payments on Capital Stock or other equity interest of such corporation, association or other business entity (except distributions in such Capital Stock or other equity interest); and

          (b) the redemption, repurchase, retirement or other acquisition of such Capital Stock or other equity interests or of warrants, rights or other options to purchase such Capital Stock or other equity interests (except when solely in exchange for such Capital Stock or other equity interests, or when solely given to such corporation, association or other business entity in payment of all or a portion of the exercise price of any such warrants, rights or other options) unless made, contemporaneously, from the net proceeds of a sale of such Capital Stock or other equity interests;

provided that the redemption by the Company of all but not less than all of the rights under the Rights Agreement, dated as of July 15, 1988, between the Company and ChaseMellon Shareholder Services, L.L.C., as amended from time to time, shall be deemed not to constitute a Distribution so long as the aggregate redemption price paid by the Company in respect of all such rights does not exceed $100,000.

     "dollars" and the symbol "$" each mean United States of America dollars. The phrase "(or equivalent)" used in connection with any reference to a specified amount of dollars means such specified amount of dollars or an equivalent amount in one or more currencies (one of which may, but need not, be dollars), with the amount of each such currency other than dollars being converted to dollars for such purposes in accordance with the requirements of GAAP and in a manner consistent with the accounting policies implemented in the most recent annual report of the Company.

     "Domestic Subsidiary" means, at any time, any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "Event of Default" is defined in Section 11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Financing Documents" means the Notes and the Note Purchase
Agreements.

     "Foreign Subsidiary" means a Subsidiary that is not a Domestic
Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority"  means

          (a)  the government of

               (i) the United States of America or any state or other political subdivision thereof, or

               (ii) any jurisdiction in which the Company, any Subsidiary or any other relevant Person conducts all or any part of its business, or that asserts jurisdiction over any properties of the Company, any Subsidiary or any such other Person, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guarantying or in effect guarantying (whether by reason of being a general partner of a partnership or otherwise) any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

          (d) otherwise to assure the owner of such Indebtedness or obligation or any other creditor of such Person against loss in respect thereof, including, without limitation, by means of any comfort letter, operating agreement or take-or-pay contract.

For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guarantied, and a Guaranty in respect of any other Indebtedness or obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Guest Distribution" is defined in the introductory sentence of this Agreement.

     "Guest Packaging" is defined in the introductory sentence of this Agreement.

     "Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

     "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     "Indebtedness" means, with respect to any Person, without duplication,

          (a)  all Debt of such Person,

          (b) all other obligations and liabilities of such Person classified, or required to be classified, as liabilities of such Person in accordance with GAAP, and

          (c) any Guaranty of such Person with respect to liabilities of a type described in either of clauses (a) and (b) of this definition.

     "Initial Subsidiary Obligors" means Breckenridge-Remy, Guest
Distribution and Guest Packaging.

     "Institutional Investor" means (a) any Purchaser, (b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Instrument of Joinder" is defined in Section 9.6(a).

     "Intangible Assets" means, with respect to any Person, all assets that would be shown as intangible assets (and in any event including, without limitation, all goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, organization expense and unamortized debt discount and expense) on a balance sheet of such Person prepared in accordance with GAAP.

     "Investment" means any investment, made in cash or by delivery of property, by the Company or any Restricted Subsidiary (a) in any Person, whether by acquisition of Capital Stock, Debt or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise, or (b) in any property.

     "Lien" means, with respect to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of Capital Stock, stockholder agreements, voting trust agreements and all similar arrangements). The precautionary filing of a financing statement covering property leased by the Company or a Restricted Subsidiary as lessee under an operating lease (but not a Capital Lease) in the ordinary course of business to secure performance by the Company or any Restricted Subsidiary of such operating lease shall not be deemed to constitute a Lien.

     "Make-Whole Amount" is defined in Section 8.8.

     "Material" means material in relation to the business, operations, financial condition, assets, properties or prospects of the Company and the Subsidiaries taken as a whole.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, financial condition, assets, properties or prospects of the Company and the Subsidiaries taken as a whole, or (b) the ability of any Obligor to perform its obligations under any Financing Document, (c) any of the rights and remedies of the holders of Notes under any Financing Document, or (d) the validity or enforceability of any Financing Document.

     "Memorandum" is defined in Section 5.3.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

     "Net Proceeds Amount" means, with respect to any Transfer of any property by any Person, an amount equal to the difference of

          (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus

          (b)  the sum of

               (i) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer, plus
               (ii) the amount of any sales tax or capital gains tax (but not income tax other than capital gains tax) liability actually incurred by such Person in connection with such Transfer.

     "New Credit Agreement" means the Revolving Credit Agreement, dated December 3, 1997, among the Obligors, PNC Bank, National Association, First Union National Bank, and PNC Bank, National Association, as agent, as modified, amended, or supplemented from time to time.

     "Note Purchase Agreements" means this Agreement and the Other Agreements. Each reference to the Note Purchase Agreements shall be deemed to include any Instruments of Joinder with respect thereto.

     "Notes" is defined in Section 1. Each reference to Notes shall be deemed to include any Allonges with respect thereto.

     "Obligor Cash Flow Ratio" means, at any time, the ratio of (a) Consolidated Obligor Cash Flow for the period of four consecutive fiscal quarters of the Company most recently ended at such time to (b)
Consolidated Cash Flow for such period.

     "Obligors" is defined in the introductory sentence of this Agreement.

     "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     "Other Agreements" is defined in Section 2.

     "Other Purchasers" is defined in Section 2.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any successor thereto.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "property" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     "Property Reinvestment Application" means, with respect to any Transfer of property, the application of an amount equal to the Net Proceeds Amount with respect to such Transfer to (i) the acquisition by the Company or any Restricted Subsidiary of assets useful and intended to be used in the business of the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of Capital Stock of a Person that concurrently with such acquisition becomes a Restricted Subsidiary.

     "Proposed Prepayment Date" is defined in Section 8.5(c).

     "PTCE 95-60" is defined in Section 6.2(a).

     "Purchasers" means you and the Other Purchasers.

     "QPAM Exemption" is defined in Section 6.2(d).

     "Redeemable" means, with respect to the Capital Stock of any Person, each share of such Person's Capital Stock that is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person, or (b) convertible into other Redeemable Capital Stock of such Person.

     "Relevant Date" is defined in Section 9.6.

     "Required Holders" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company, any Subsidiary or any other Affiliate).

     "Responsible Officer" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of any Financing Document.

     "Restricted Investments" means all Investments of the Company and the Restricted Subsidiaries other than the following:

          (a) Investments existing on the date of the Closing and disclosed in Schedule 10.6;

          (b) Investments in one or more Wholly-Owned Restricted Subsidiaries, or Investments in any Person that concurrently with such Investment becomes a Wholly-Owned Restricted Subsidiary, or Investments that concurrently with such Investment result in any Person becoming a Wholly-Owned Restricted Subsidiary;

          (c) Investments in commercial paper maturing within 270 days or less from the date of issuance thereof that, at the time of acquisition by the Company or any Restricted Subsidiary, is rated "A-1" or better by S&P, "P-1" or better by Moody's or an equivalent rating by another nationally recognized credit rating agency of similar standing;

          (d) Investments in (i) direct obligations of the United States of America, (ii) obligations that are guaranteed by the full faith and credit of the United States of America or (iii) obligations of state or local governments rated "AAA" or better by S&P or "Aaa" or better by Moody's, in all cases maturing within twelve months or less from the date of acquisition thereof by the Company or any Restricted Subsidiary;

          (e) Investments in time deposits or certificates of deposit, maturing within one year from the date of issuance thereof, issued by (and bankers acceptances endorsed by) a bank or trust company, organized under the laws of the United States of America or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated "A-" or better by S&P or "A3" or better by Moody's (provided that if such bank is PNC Bank, National Association, or First Union National Bank and such bank is a lender to the Company under the New Credit Agreement, such bank may be rated "BBB" or better by S&P or "Baa" or better by Moody's);

          (f) Investments in repurchase agreements entered into with a bank or trust company of the type described in clause (e) above, provided that each such repurchase agreement has a term not exceeding 30 days, is collateralized by United States Treasury securities, and requires physical delivery of the securities securing such repurchase agreement (except those delivered through the Federal Reserve book entry system);

          (g) loans or advances in the usual and ordinary course of business of the Company or a Restricted Subsidiary to officers, directors and employees thereof for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary, in the aggregate at any one time outstanding not to exceed 1.0% of Consolidated Tangible Assets;

          (h) receivables (and chattel paper, notes and other instruments evidencing such receivables) arising from the sale of goods and services in the ordinary course of business of the Company and the Restricted Subsidiaries and in each case maturing within twelve months or less from the date of creation of such receivable, and property to be used in the ordinary course of business of the Company and the Restricted Subsidiaries; and
          (i) Investments in money market funds having assets in excess of $500,000,000 and that are restricted by their respective charters to investing solely in Investments of the type permitted by clauses (c) through (f), inclusive, above.

     "Restricted Payment" means any Distribution in respect of the Company or any Restricted Subsidiary (other than on account of Restricted Subsidiary Stock or other equity interests of a Restricted Subsidiary owned legally and beneficially by the Company or another Restricted Subsidiary), including, without limitation, any Distribution resulting in the acquisition by the Company of Securities that would constitute treasury stock. For purposes of this Agreement, the amount of any Restricted Payment made in property shall be the greater of (x) the Fair Market
Value of such property (as determined in good faith by the board of directors (or equivalent governing body) of the Person making such Restricted Payment) and (y) the net book value thereof on the books of such Person, in each case determined as of the date on which such Restricted Payment is made.

     "Restricted Subsidiary" means, at any time, a Subsidiary that at such time is:

          (a) one of the Initial Subsidiary Obligors or a successor thereto;

          (b)  a Domestic Subsidiary; or

          (c) a Foreign Subsidiary as to which a designation (or deemed designation) as a Restricted Subsidiary pursuant to Section 22 is then effective.

     "Restricted Subsidiary Stock" means the Capital Stock (or any options or warrants to purchase Capital Stock or other Securities exchangeable for or convertible into any Capital Stock) of any Restricted Subsidiary.

     "Rule 144A" means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw
Hill, Inc.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security" means any "security" as defined in section 2(1) of the Securities Act.

     "Senior Financial Officer" means the president, the chief executive officer, the vice president, finance, the principal accounting officer, the treasurer or the comptroller of the Company.

     "Series" means any one or more series of the Notes.

     "Series A Notes" is defined in Section 1(a).

     "Series B Notes" is defined in Section 1(b).

     "Series C Notes" is defined in Section 1(c).

     "Source" is defined in Section 6.2.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries, owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a Subsidiary is a reference to a Subsidiary of the Company.

     "Successor Corporation" is defined in Section 10.9(a)(i).

     "Successor Restricted Subsidiary" is defined in Section
10.9(b)(iii)(A).

     "Transfer" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its property, including, without limitation, Restricted Subsidiary Stock (but not including an issuance of Capital Stock of the Company by the Company), and including, without limitation, any merger, consolidation, amalgamation or other transaction the direct or indirect result of which is a disposition of all or a portion of any equity or other interest in any Person. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     "Unrestricted Subsidiary" means a Subsidiary that is not a Restricted Subsidiary.

     "Voting Stock" means, with respect to any Person, any shares of Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person, or for the election of Persons performing a similar function (irrespective of whether at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary 100% of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the other Wholly-Owned Restricted Subsidiaries at such time.

                                SCHEDULE 3

                      PAYMENT INSTRUCTIONS AT CLOSING


Re:  Guest Supply, Inc. and certain other Obligors --
     $15,000,000 7.06% Series A Senior Notes due 2009
     $5,000,000 6.95% Series B Senior Notes due 2007
     $5,000,000 6.70% Series C Senior Notes due 2003


     In accordance with Section 3 of the Note Purchase Agreement, the Obligors direct you to make payment for the Note or Notes being purchased by you by payment by federal funds wire transfer in immediately available funds of the purchase price thereof to:


          PNC Bank, New Jersey NA
          (Make sure you include "New Jersey" when you give the bank name)

          ABA no.:  031-207-607

          Account no.:  80-0275-1648

          Account name:  Guest Supply, Inc., Guest Packaging, Inc.
                         & Breckenridge-Remy Co.

          Contact person at bank:  Name:  Gary Wessels
                                   Title:  Vice President
                                   Phone no.:  (908) 220-4553

                               SCHEDULE 4.9

                      CHANGES IN CORPORATE STRUCTURE

None

                               SCHEDULE 5.3

                           DISCLOSURE MATERIALS

None

                               SCHEDULE 5.4

                     SUBSIDIARIES, CERTAIN AGREEMENTS





Subsidiaries

Breckenridge-Remy Co., a Delaware Corporation (1) (3)
Guest Packaging, Inc., a New Jersey Corporation (1) (3)
Guest International, Ltd., an English Corporation (1) (3)
Guest International (Canada) Ltd., a Canadian Corporation (1) (3)
Guest International New Zealand Ltd., a New Zealand Corporation (1) (3) Guest Distribution Services, Inc., a Delaware Corporation (2) (3)

(1) A 100% wholly owned subsidiary of Guest Supply, Inc.
(2) A 100% wholly owned subsidiary of Breckenridge-Remy, Co.
(3) Restricted subsidiary



Agreements

None

                               SCHEDULE 5.5

                           FINANCIAL STATEMENTS



Consolidated Balance Sheets
September 30, 1996, 1995, 1994, 1993 and 1992

Consolidated Statements of Operations
Years Ended September 30, 1996, 1995, 1994, 1993, 1992 and 1991

Consolidated Statements of Cash Flows
Years Ended September 30, 1996, 1995, 1994, 1993, 1992 and 1991

Consolidated Statements of Shareholders' Equity
Years Ended September 30, 1996, 1995, 1994, 1993, 1992 and 1991

Consolidated Balance Sheets
June 30, 1997 and 1996

Consolidated Statements of Operations
Nine Months and Three Months Ended June 30, 1997 and 1996

Consolidated Statements of Cash Flows
Nine Months Ended June 30, 1997, 1996 and 1995

                               SCHEDULE 5.8

                            CERTAIN LITIGATION

None

                               SCHEDULE 5.11

                          LICENSES, PERMITS, ETC.

None

                               SCHEDULE 5.12

                           CERTAIN ERISA MATTERS



Guest Supply, Inc. and Subsidiaries Hospitalization and Major Medical Plan Guest Supply, Inc. and Subsidiaries Dental Plan
Guest Supply, Inc. and Subsidiaries Long Term Disability Plan
Guest Supply, Inc. and Subsidiaries Life Insurance and Accident Death
 and Dismemberment Plan
Guest Supply, Inc. and Subsidiaries 401 (k) Salary Reduction Plan and Trust


The Company and its domestic subsidiaries are ERISA Affiliates.

                               SCHEDULE 5.14

                              USE OF PROCEEDS


Repayment of Term Loans with PNC Bank, NA and First Union National Bank as follows:

                                    Principal      Interest       Total
                                  --------------   ---------  --------------
$5,000,000  Five-year term note
            payable due
            February, 1999        $ 1,166,682.00   $  418.06  $ 1,167,100.06


$5,000,000  Four-year term note
            payable due
            February, 1999          1,458,322.00      668.40    1,458,990.40


$10,500,000 Seven-year term note
            payable due
            November, 2002          7,375,017.50    2,868.03    7,377,885.53

                                  --------------   ---------  --------------
                                  $10,000,021.50   $3,954.49  $10,003,975.99

            Revolving credit
             facility              21,150,004.00   12,614.63   21,162,618.63
                                  --------------  ----------  --------------
                                  $31,150,025.50  $16,569.12  $31,166,594.62
                                  ==============  ==========  ==============

                               SCHEDULE 5.15

                          EXISTING DEBT AND LIENS



Debt
----

As of September 30, 1997


$5,000,000     Five-year term note payable                   $ 1,416,681.00
               due February, 1999

$5,000,000     Four-year term note payable                     1,770,823.00
               due February, 1999

$10,500,000    Seven-year term note payable                    7,750,014.92
               due November, 2002
                                                             --------------
                                                              10,937,518.92

               Revolving credit facility                     $17,616,526.00
                                                             --------------
                                                             $28,554,044.92
                                                             ==============


Liens
-----

None

                                  SCHEDULE 8.1

                 SCHEDULED PRINCIPAL PAYMENTS ON THE NOTES




                    Principal    Principal     Principal
                    Amount of    Amount of     Amount of
                    Series A     Series B      Series C
                      Notes        Notes         Notes
                   Scheduled to Scheduled to  Scheduled to
 Payment Date        be Paid       be Paid        be Paid       Totals
-----------------  ------------ ------------  ------------  ---------------
November 15, 1999  $      0.00   $      0.00  $555,555.56    $  555,555.56
May 15, 2000       $      0.00   $      0.00  $555,555.56    $  555,555.56
November 15, 2000  $      0.00   $187,500.00  $555,555.56    $  743,055.56
May 15, 2001       $      0.00   $187,500.00  $555,555.56    $  743,055.56
November 15, 2001  $882,352.94   $250,000.00  $555,555.56    $1,687,908.50
May 15, 2002       $882,352.94   $250,000.00  $555,555.56    $1,687,908.50
November 15, 2002  $882,352.94   $375,000.00  $555,555.56    $1,812,908.50
May 15, 2003       $882,352.94   $375,000.00  $555,555.56    $1,812,908.50
November 15, 2003  $882,352.94   $375,000.00  $555,555.52    $1,812,908.46
May 15, 2004       $882,352.94   $375,000.00  $      0.00    $1,257,352.94
November 15, 2004  $882,352.94   $375,000.00  $      0.00    $1,257,352.94
May 15, 2005       $882,352.94   $375,000.00  $      0.00    $1,257,352.94
November 15, 2005  $882,352.94   $375,000.00  $      0.00    $1,257,352.94
May 15, 2006       $882,352.94   $375,000.00  $      0.00    $1,257,352.94
November 15, 2006  $882,352.94   $375,000.00  $      0.00    $1,257,352.94
May 15, 2007       $882,352.94   $375,000.00  $      0.00    $1,257,352.94
November 15, 2007  $882,352.94   $375,000.00  $      0.00    $1,257,352.94
May 15, 2008       $882,352.94   $      0.00  $      0.00    $  882,352.94
November 15, 2008  $882,352.94   $      0.00  $      0.00    $  882,352.94
May 15, 2009       $882,352.94   $      0.00  $      0.00    $  882,352.94
November 15, 2009  $882,352.96   $      0.00  $      0.00    $  882,352.96

Totals             $15,000,000   $ 5,000,000  $ 5,000,000    $  25,000,000

                               SCHEDULE 10.6

                       CERTAIN EXISTING INVESTMENTS



Guest Supply, Inc.
------------------                          Shares                 FMV*
                                            ------                ------
Prime Hospitality Corp.   PDQ                   34                $22.56
Servico, Inc.             SER                   21                 17.13


Breckenridge-Remy Co.
---------------------

Prime Hospitality Corp.   PDQ                  260                $22.56
Servico, Inc.             SER                4,979                 17.13


* As of September 30, 1997

                                SCHEDULE 18

                       OBLIGOR ADDRESSES FOR NOTICES



Guest Supply, Inc.
4301 US Highway One
P.O. Box 902
Monmouth Junction, NJ  08852
Attention:  Paul Xenis


Guest Packaging, Inc.
4301 US Highway One
P.O. Box 902
Monmouth Junction, NJ  08852
Attention:  Paul Xenis


Breckenridge-Remy Co.
4301 US Highway One
P.O. Box 902
Monmouth Junction, NJ  08852
Attention:  Paul Xenis


Guest Distribution Services, Inc.
190 West Crowther Avenue, Unit B
Placentia, CA  92670
Attention:  Teri Unsworth

                                                             EXHIBIT 9.6(a)

                      [FORM OF INSTRUMENT OF JOINDER]


                          INSTRUMENT OF JOINDER


To each holder of one or more of the
Notes referred to below


Date:       ____________


     Reference is made to the separate Note Purchase Agreements, each dated as of December 3, 1997 (the "Note Purchase Agreements"), among Guest Supply, Inc., a New Jersey corporation (the "Company"), Breckenridge-Remy Co., a Delaware corporation ("Breckenridge-Remy"), Guest Distribution Services, Inc., a Delaware corporation ("Guest Distribution"), Guest Packaging, Inc., a New Jersey corporation ("Guest Packaging") (the Company, Breckenridge- Remy, Guest Distribution and Guest Packaging are referred to herein, collectively, as the "Original Obligors") and each of the Purchasers listed in Schedule A thereto, which provide, among other things, for the issuance and sale by the Original Obligors of their joint and several (a) 7.06% Series A Senior Notes due November 15, 2009 in the aggregate principal amount of $15,000,000, (b) 6.95% Series B Senior Notes due November 15, 2007 in the aggregate principal amount of $5,000,000 and
(c) 6.70% Series C Senior Notes due November 15, 2003 in the aggregate principal amount of $5,000,000. Reference is also made to the Instruments of Joinders (if any) identified in Annex 1 hereto, pursuant to which the Persons (if any) identified on such Annex 1, prior to the execution and delivery of this Instrument of Joinder, joined and were made joint and several Obligors with the Original Obligors under the Note Purchase Agreements and the Notes (such Persons (if any) and the Original Obligors are herein referred to, collectively, as the "Existing Obligors"). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Note Purchase Agreements.

1.  JOINDER OF ADDITIONAL OBLIGOR.

       In accordance with the terms of Section 9.6 of the Note Purchase Agreements, ________________________, a[n] ____________ corporation (the
"Additional Obligor"), by the execution and delivery of this Instrument of Joinder, does hereby become jointly and severally liable as an Obligor, under each of the Notes and each of the Note Purchase Agreements, for the due and punctual performance and observance of all of the covenants and other obligations in the Notes and the Note Purchase Agreements to be performed or observed by the Obligors, including, without limitation, the due and punctual payment of the principal and Make-Whole Amount, if any, of, and interest on and all other amounts in respect of, each Note (whether such principal, Make-Whole Amount, interest or other amounts are currently outstanding or to be incurred in the future) and (b) for the due and punctual performance and observance of all the covenants in the Notes and the Note Purchase Agreements to be performed or observed by the Obligors; immediately upon the execution and delivery of this Instrument of Joinder to one or more of the holders of Notes (and whether or not the Additional Obligor shall, as required by such Section 9.6, execute and deliver any Allonges with respect to the Notes), the Additional Obligor shall be deemed to have become an Obligor for purposes of all of the Financing Documents, including, without limitation, for purposes of the definition of "Obligors" set forth in each Note Purchase Agreement and each Note.

2.   REPRESENTATIONS AND WARRANTIES OF THE ADDITIONAL OBLIGOR.

     The Additional Obligor hereby makes and restates, as to itself and as of the date hereof, each of the representations and warranties set forth in
Section 5 to the Note Purchase Agreements, subject to only the exceptions in respect thereof set forth in Annex 2 hereto.

3.   MISCELLANEOUS.

     3.1  Part of Note Purchase Agreements, Future References, etc.

     This Instrument of Joinder shall be construed in connection with and as a part of each of the Note Purchase Agreements and, except as expressly amended by this Instrument of Joinder, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Instrument of Joinder may refer to the Note Purchase Agreements and the Notes without making specific reference to this Instrument of Joinder, but nevertheless all such references shall include this Instrument of Joinder unless the context otherwise requires.

     3.2  Successors and Assigns.

     This Instrument of Joinder shall inure to the benefit of and be binding upon the successors and assigns of the Additional Obligor and shall inure to the benefit of each holder from time to time of any Notes.

     3.3  Governing Law.

     THIS INSTRUMENT OF JOINDER, THE NOTE PURCHASE AGREEMENTS AND
THE NOTES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND
THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[Remainder of page intentionally left blank; next page is signature page.]

     IN WITNESS WHEREOF, each of the Additional Obligor and the Company has caused this Instrument of Joinder to be executed on its behalf by a duly authorized officer thereof as of the date first above written.

                              Very truly yours,

[ADDITIONAL OBLIGOR]




By___________________________________________
Name:
Title:


GUEST SUPPLY, INC.




By___________________________________________
Name:
Title:
























[Signature page of Instrument of Joinder with respect to ____________]

                                                                    Annex 1

                   List of Prior Instruments of Joinder


[Identify any prior Instruments of Joinder and related Obligors]

                                                                    Annex 2

              Exceptions as to Representations and Warranties

                                                             EXHIBIT 9.6(b)

                             [FORM OF ALLONGE]


                                  ALLONGE

     FOR VALUE RECEIVED, the undersigned, ________________________ [ADDITIONAL OBLIGOR], a[n] ____________ corporation, hereby promises to pay to _______________________ or registered assigns the outstanding principal balance of the [7.06% Series A Senior Note due November 15, 2009] / [6.95% Series B Senior Note due November 15, 2007] / [6.70% Series C Senior Note due November 15, 2003] (the "Note") originally issued jointly and severally by Guest Supply, Inc. and certain other Obligors, to which this Allonge is attached, in accordance with the terms of such Note, and as required by Section 9.6 and other provisions of each of the separate Note Purchase Agreements, dated as of December 3, 1997 among Guest Supply, Inc. and certain other Obligors and each of the Purchasers named on Schedule A thereto. The undersigned agrees that it is and shall be jointly and severally liable for the payment of the principal, Make-Whole Amount, if any, and accrued interest on such Note as one of the "Obligors" as such term is defined in the Note and as if the undersigned had been an original co-maker of such Note.

                              [ADDITIONAL OBLIGOR]



                              By
                                 Name:
                                 Title: